UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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ITT Corporation

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The following is an internal communication to all employees of EDO Corporation provided on September 17, 2007.

Steve Loranger Chairman, President & CEO ITT Corporation 4 West Red Oak Lane White Plains, NY 10604 tel 914-641-2000
September 17, 2007
Dear EDO Employees,
As you know, ITT and EDO announced today that we have reached a definitive agreement for EDO to combine with the Defense Electronics and Services group of ITT. We are very excited about this transaction and all of the benefits it has for both companies, especially for EDO and ITT employees.
We at ITT have great respect for your many accomplishments and professionalism. It is your technological achievements, high ethical standards and your company-wide commitment to innovation that make our two companies an excellent fit. Together, with our world-class team of professionals, we will be able to serve a broader customer base than ever before, and we’ll provide our customers with the very best services and technologies available in the marketplace today.
ITT and EDO have complementary technologies in areas such as sensing and surveillance, and both companies have critical capabilities that are enabling the military to sustain its competitive advantage. EDO will help better position ITT in vital modernization programs, while ITT’s greater resources and additional expertise will help bring EDO’s technologies to the next level.
Each of our companies has particular strengths, and together, we can capitalize on more opportunities and grow even faster.

During the coming weeks, our ITT team will be visiting several EDO facilities. I look forward to meeting with many of you and talking with you in person.
Sincerely,
Steven L. Loranger
Chairman, President & CEO

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ITT Corporation (“ITT”) concerning the proposed merger of EDO Corporation (“EDO”) with Donatello Acquisition Corp., a wholly-owned subsidiary of ITT (the “merger”) and other future events and their potential effects on ITT. Such statements are not guarantees of future results. They only represent management’s expectations and beliefs concerning future events and their potential effects on ITT. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the merger, many of which are beyond our control.

In connection with the proposed merger, EDO will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (“SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of EDO. Before making any voting decision, EDO’s shareholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. EDO’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. EDO’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165, telephone: 212-716 2000, or from EDO’s website, www.edocorp.com. Information regarding ITT’s directors and executive officers is set forth in ITT’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and ITT’s proxy statement for ITT’s 2007 Annual Meeting of Shareholders. Information regarding EDO’s directors and executive officers is set forth in EDO’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and EDO’s proxy statement for EDO’s 2007 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.